                                                                   EXHIBIT 23(a)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 20, 1998 (except with respect to matters discussed in Note 15, as to which the date is April 14, 1998) and dated August 1, 1997 included in Brazil Fast Food Corp's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in or made a part of this registration statement.



                                        /s/ Arthur Andersen LLP
                                        -----------------------
                                        Arthur Andersen LLP

    New York, New York
    June 25, 1998